UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2009

Entrx Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-2000	95-2368719
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer ID No.)
incorporation or organization)

800 Nicollet Mall, Suite 2690
Minneapolis, Minnesota		55402
(Address of Principal Executive Office)		(Zip Code)

Registrant's telephone number, including area code: (612) 333-0614

  (Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 – Other Events

On May 4, 2009, at a duly called and held special meeting of the shareholders of Entrx Corporation, the shareholders voted upon and approved (i) an amendment to Article 4.01 of the Certificate of Incorporation of Entrx Corporation, to cause a 1-for-500 reverse stock split of Entrx Corporation’s common stock effective as of 6:00 p.m. eastern daylight time on May 15, 2009, by a vote of 4,063,458 shares for, 268,244 shares against and 2,109 shares abstaining; and (ii) an amendment to Article 4.01 of the Certificate of Incorporation of Entrx Corporation, to cause a 500 -for-1 forward stock split of Entrx Corporation’s common stock effective as of 6:01 p.m. eastern daylight time on May 15, 2009, by a vote of 4,065,744 shares for, 264,958 shares against and 2,109 shares abstaining.

On the same date, the Board of Directors met and determined to implement the reverse and forward stock splits, and confirmed the purchase price of $0.35 per pre-reverse split share, for the redemption of fractional shares in any one account resulting from the reverse stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRX CORPORATION

Date: May 8, 2009	By:	/s/ Brian D. Niebur
Brian D. Niebur, Treasurer and
Chief Financial Officer